Exhibit 16.1

November 15, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Znergy, Inc. under Item 4.01 of its Form 8-K/A dated November 11, 2021. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of Znergy, Inc. contained therein.

Very truly yours,

Marcum LLP

GG/mm

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